UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 4, 2009

SecureCare Technologies, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	0-29804	82-0255758

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

1617 W. 6th Street, Suite C, Austin Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 447-3700

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrants Certifying Accountant

a) Effective June 1, 2009 KBA Group, LLP joined BKD, LLP. As a result, on June 4, 2009, KBA Group, LLP resigned as SecureCare Technologies Inc.’s (the “Company”) independent registered public accounting firm.

The audit report of KBA Group, LLP on the Company’s financial statements for the years ended December 31, 2008 and December 31, 2007 expressed an unqualified opinion and included an explanatory paragraph relating to the Company’s ability to continue as a going concern due to the Company’s negative working capital, significant losses and negative cash flows. Such audit reports did not contain any other adverse opinion or disclaimer of opinion or qualification.

During the Company’s two most recent fiscal years and the period from the end of the most recently completed fiscal year through June 4, 2009, there were no disagreements with KBA Group, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KBA Group, LLP, would have caused such entity to make reference to such disagreements in its reports. During the Registrant’s two most recent fiscal years and through June 4, 2009, no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required to be disclosed in this report.

The Company provided KBA Group, LLP with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that KBA Group, LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KBA Group, LLP’s letter dated June 5, 2009, is attached as Exhibit 16.1 hereto.

The Company’s Board of Directors has been notified of the resignation and the reasons for the resignation of KBA Group, LLP as the Company’s independent registered accounting firm.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter of KBA Group, LLP dated June 5, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2009

SecureCare Technologies, Inc.

By:	/s/ NEIL BURLEY

Name:	Neil Burley
Title:	Chief Financial Officer and Principal Financial Officer